Exhibit 10.1

SHARE EXCHANGE AGREEMENT

among:

WEED Inc.,
a Nevada corporation;

and

Hempirical Genetics, LLC,
a Arizona Limited Liability Company

Dated as of _______________, 2022

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (“Agreement”) dated as of __________, 2022 is made and entered into by and among WEED, Inc., a Nevada corporation (“WEED”) and the members of Hempirical Genetics, LLC, a Arizona limited liability company (“Hempirical”), identified on Schedule A hereto. Each member may be referred to herein as a “Hempirical Member” and together as “Hempirical Members”. Hempirical Members and WEED may be referred to in this Agreement collectively as “Parties” and individually as a “Party”.

RECITALS

WEED desires to acquire all of the issued and outstanding limited liability company memberships interest of Hempirical (the “Hempirical Membership Interests”) solely in exchange for an aggregate of Two Million (2,000,000) restricted shares of common stock, par value $0.001 per share, of WEED (the “WEED Shares”). The Hempirical Members desire to exchange all of their Hempirical Membership Interests solely for the WEED Shares in the amount set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the Parties hereby agree as follows:

ARTICLE I
ACQUISITION AND EXCHANGE OF WEED SHARES

1.1          The Agreement. The Parties hereby agree that, at the closing of the transactions contemplated hereby (the “Closing”), WEED shall acquire all of the issued and outstanding Hempirical Membership Interests including the name “Hempirical Genetics” solely in exchange for an aggregate of Two Million (2,000,000) restricted shares common stock WEED Shares at a deemed price of $0.25 per share of WEED Common Stock (the “Share Exchange”), which, immediately following such issuance and exchange, shall represent ~1.5% of the outstanding shares of common stock, par value $0.001 of WEED (“WEED Common Stock”). The Parties hereto agree that at the Closing, Hempirical will become a wholly owned subsidiary of WEED subject to the conditions and provisions herein.

1.2          Exchange of WEED Shares/Cash.

(a)       At the Closing, WEED will cause to be issued and held for delivery to the Hempirical Members or their designees, stock certificates representing One Million (1,000,000) WEED Shares, in exchange for all of the issued and outstanding Hempirical Membership Interests, which Hempirical Membership Interests will be delivered to WEED at the Closing, the remaining One Million (1,000,000) Shares to be delivered one year after the date of closing.

(b)       $250,000.00 cash to be paid $10,000.00 at closing plus $5,000.00 monthly paid quarterly beginning July 1, October 1, January 1, April 1, until paid in full (48 payments of $5,000.00).

(c)       “license acquisition” info

(d)       The WEED Shares of WEED Common Stock to be issued hereunder shall be deemed “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the Hempirical Members hereby represent that they are acquiring the WEED Shares for investment purposes only and without the intent to make a further distribution of such WEED Shares. All WEED Shares of WEED Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the WEED Shares of WEED Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

The WEED Shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act and all applicable state securities laws or pursuant to an exemption from such registration provisions.

1.3          Closing. The Closing will take place when the last of the conditions set forth in Article III are satisfied or waived and at a date, time and place (the “Closing Date”) to be mutually agreed upon by the Parties hereto. At the Closing:

(a)       Hempirical will deliver to WEED membership certificates or other evidences representing all of the issued and outstanding Hempirical Membership Interests as reasonably requested by WEED, duly endorsed, so as to make WEED the holder thereof, free and clear of all Encumbrance; and ALL will do so by the signing of this document. There are no Certificates.

(b)       WEED will deliver to, or at the direction of, the Hempirical Members, in accordance with Schedule 1.2(b) hereof, stock certificates representing an aggregate of Two Million (2,000,000) WEED Shares of WEED Common Stock, which certificates will bear a restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.2(c) above.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1          Representations and Warranties of WEED. WEED hereby represents and warrants to, and agrees with, the Hempirical Members, as of the date hereof and as of the Closing Date, as follows:

(a)              Corporate Existence. WEED is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. WEED has full corporate power and authority to execute and deliver this Agreement.

(b)              Corporate Power. WEED has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the WEED Shares, and to carry out and perform its obligations under the terms of this Agreement.

(c)             Authority. The execution and delivery by WEED of this Agreement, and the performance by WEED of its obligations hereunder, have been duly and validly authorized by the Board of Directors of WEED. This Agreement has been duly and validly executed and delivered by WEED and constitutes a legal, valid and binding obligation of WEED enforceable against WEED in accordance with its terms.

(d)             WEED Stock. The WEED Shares, when issued and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of any Encumbrance, except as expressly provided herein.

(e)              No Conflicts. The execution and delivery by WEED of this Agreement does not, and the consummation of the transactions contemplated hereby will not:

(i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of WEED’s Articles of Incorporation or bylaws;

(ii)       conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to WEED (other than such conflicts, violations or breaches that could not in the aggregate reasonably be expected to adversely affect the validity or enforceability of this Agreement against WEED);

(iii) conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, require WEED to obtain any consent or approval of, make any filing with, or give any notice to any Person as a result or under the terms of, or result in the creation or imposition of any Encumbrance upon WEED under, any contract to which WEED is a Party.

(f)       Governmental Approvals and Filings. Except for filings post-Closing with state and federal securities authorities, no consent, approval or action of, filing with, or notice to any governmental or regulatory authority on the part of WEED is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing, or to give any such notice could not reasonably be expected to adversely affect the ability of WEED to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

(g)       Legal Proceedings. There are no actions, suits, claims investigations or other legal proceedings pending or, to the knowledge of the WEED, threatened against or by WEED that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

2.2          Representations and Warranties of the Hempirical Members. Each Hempirical Member, jointly and severally, hereby represents and warrants to, and agrees with, WEED as follows:

(a)       Due Authorization. Such Hempirical Member has approved this Agreement and duly authorized the execution and delivery hereof. Such Hempirical Member has full power and authority under the laws of the jurisdictions of residence thereof to execute, deliver, and perform the obligations under this Agreement and the transactions contemplated hereby and in connection herewith. Such Hempirical Member, if an individual, has reached the age of majority under applicable law and is not insolvent.

(b)       Power to Transfer. The Hempirical Members own beneficially all of the Hempirical Membership Interests. Such Hempirical Member has full power and authority to transfer such Hempirical Membership Interests are free and clear of any Encumbrance, other than pursuant to any federal or state securities laws and such Hempirical Membership Interests are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of the Hempirical Members.

(c)       Investment Purposes. Such Hempirical Member represents that such Hempirical Member is acquiring the WEED Shares of WEED Common Stock to be issued pursuant hereto for his, her or its own accounts and for investment only and not for any other Person and not for the purpose of distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. Such Hempirical Member has not entered into any written or oral agreement to sell, transfer or dispose of any of the WEED Common Stock and shall not dispose of any part or all of such WEED Shares of WEED Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission (“SEC”) and all applicable provisions of state securities laws and regulations.

(d)       Legend. Such Hempirical Member acknowledges that the certificate or certificates representing the WEED Shares of WEED Common Stock shall bear a legend in substantially the form set forth in Section 1.2(c) hereof.

(e)       Restricted Securities. Such Hempirical Member acknowledges being informed that the WEED Shares of WEED Common Stock to be issued pursuant to this Agreement shall be unregistered, shall be “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available. Such Hempirical member further acknowledges that WEED does not have an obligation to currently register such securities for the account of the Hempirical Members.

(f)       Access. Such Hempirical Member acknowledges that such Member has been afforded access to all material information which such Hempirical Member has requested relevant to such Hempirical Member’s decision to acquire the WEED Shares of WEED Common Stock and to ask questions of WEED’s management and that, except as set forth herein, neither WEED nor anyone acting on behalf of WEED has made any representations or warranties to such Hempirical Member which have induced or persuaded such Hempirical Member to acquire such WEED Shares of WEED Common Stock.

(g)       Knowledge and Experience. Either alone, or together with their investment advisor(s), such Hempirical Member has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the WEED Shares of WEED Common Stock, and such Hempirical Member is and will be able to bear the economic risk of the investment in such WEED Shares of WEED Common Stock.

(h)       Accredited Investor. Such Hempirical Member is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(i)       Organization and Authority. Hempirical is a limited liability company duly organized, validly existing, and in good standing under the Law of the State of Arizona. Hempirical has all requisite limited liability company power and authority to own or lease and operate its properties and assets and to conduct its business as currently conducted.

(j)       Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Hempirical Members, threatened against or by Hempirical Members or Hempirical that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(k)       Property and Assets. The property and assets listed on Schedule 2.3(k) represent all of the property and assets of Hempirical and such property and assets are owned by Hempirical free and clear of all Encumbrances.

(l)        Financials. The Hempirical Members have delivered to WEED a balance sheet and certain other financial information of Hempirical dated as of May 2, 2022 (the “Statements”). The Statements (i) are true, complete and correct in all material respects; (ii) are in accordance with the books and records of the Seller; (iii) present fairly the assets and liabilities of Hempirical and its members. There will be no material changes to the financial condition of Hempirical as presented in the statements on the Closing Date.

(m)       Personnel. Schedule 2.2(m) contains a complete list of every managing member, officer, and employee of Hempirical or independent contractor or service provider and any contracts between Hempirical and such Persons as of the Closing Date.

(n)       Contracts. For purposes of this Agreement “Contract” means contracts, agreements, arrangements or understandings, whether written or oral and whether express or implied to which Hempirical is a party (each, a “Contract”). Each Contract listed on Schedule 2.2(n) hereto is legal, valid, binding, and enforceable and is in full force and effect. Neither Hempirical nor any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Contract, nor has Hempirical received any claim of any such breach, violation or default. The Contracts listed in Schedule 2.2(n) herein represent all Contracts which Hempirical is bound by.

ARTICLE III
CONDITIONS OF CLOSING

3.1          Conditions to Hempirical Obligations. The respective obligations of the Hempirical Members under this Agreement are subject to the conditions precedent that:

(a)       all agreements and covenants to be performed and satisfied by WEED hereunder on or prior to the Closing Date shall have been duly performed and satisfied by WEED in all material respects;

(b)       the representations and warranties of WEED shall be true and correct in all material respects as of the Closing Date; and

(c)       no legal or regulatory action, order, judgment, decree or proceeding shall have been entered or be pending or threatened by any Person, regulatory body or any court to enjoin, restrict or prohibit the transactions contemplated hereby.

3.2          Conditions to WEED’s Obligations. The respective obligations of WEED under this Agreement are subject to the conditions precedent that:

(a)       all agreements and covenants to be performed and satisfied by the Hempirical Members hereunder on or prior to the Closing Date shall have been duly performed and satisfied by the Hempirical Members in all material respects;

(b)       the representations and warranties of the Hempirical Members shall be true and correct in all material respects as of the Closing Date;

(c)        no legal or regulatory action, order, judgment, decree or proceeding shall have been entered or be pending or threatened by any Person to enjoin, restrict or prohibit the transactions contemplated hereby.

ARTICLE IV
DEFINITIONS

4.1          Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)       “Encumbrance” means any lien, tax, pledge, mortgage, deed of trust, security interest, charge, claim or other similar encumbrance.

(b)       “Governmental Authority” shall mean any domestic or foreign national, state, county, providence or local government or any subdivision thereof, any domestic, foreign or supranational court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency or any arbitral body, including any taxing authority, or any arbitrator, court or tribunal of competent jurisdiction.

(c)       “Law” means any federal, state, county, local, municipal, Indian, foreign, international, multinational or other constitution, statute, law, by-law, ordinance, principle of common law, code, regulation, rule, judicial or administrative decision, regulatory agency guidance or treaty.

(d)       “Order” shall mean any order, injunction, judgment, decision, decree, ruling, assessment, stipulation or award entered by or with any Court of competent jurisdiction or Governmental Authority.

(e)       “Person” shall mean an individual, corporation, general partnership, limited partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

ARTICLE V
MISCELLANEOUS

5.1          Termination of Rights and Obligations under the Operating Agreement. Immediately following the Closing as contemplated herein, the Hempirical Members shall cease to be members of Hempirical and, accordingly, shall cease to have any rights (including any rights to receive further distributions of cash from Hempirical, whether relating to previously accrued or future income, except as provided herein) and shall cease to be bound by any provision of the Operating Agreement of Hempirical dated effective as of May 2, 2022 (the “Operating Agreement”).

5.2          Resignations. As of the Closing, the Hempirical Members shall resign from all positions with Hempirical as member, manager, employee, officer or other authorized representative or agent of Hempirical, except none who is to remain ___________________.

5.3          Amendment to Charter Documents. The Parties hereby authorize Hempirical upon Closing to amend Hempirical’s Articles of Organization and other Hempirical documents that may be applicable to reflect the transactions contemplated herein.

5.4          Representation and Acknowledgment. Each of the Parties represent and acknowledge that such Party has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between the Parties and that such Party has not relied upon any representations or statement, written or oral, not set forth in this document, and has had such time as he/it deemed necessary to review, consider and deliberate as to the terms of this Agreement.

5.5          Consultation with Independent Counsel. The Parties hereto have each consult have had adequate __________ to with and been counseled by their own legal counsel and tax advisors, and are entering into this Agreement voluntarily and with full understanding of the meaning and legal effects of each provision contained in this Agreement. Robert S. Wolkin, Esq. has acted as legal counsel to WEED and has not acted as legal counsel to any other Party. The Parties hereto and their respective legal counsel have been involved in the negotiation and drafting of this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the Parties agree that this Agreement and the provisions hereof shall not be construed against any one Party as the drafter of this Agreement.

5.6          Limits of Remedy and Liability. In the event of any breach by any Party of any representation, warranty or covenant in this Agreement, the non-defaulting Party shall have any and all rights and remedies available at law or in equity against the defaulting Party. In the event of a lawsuit to enforce this Agreement, the substantially prevailing Party (as determined by the court) shall be entitled to recover from the non-substantially prevailing Party all of the attorneys’ fees and costs incurred by the substantially prevailing Party in such action.

5.7          Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the Party incurring such expense or as otherwise agreed to herein.

5.8          Necessary Actions. Subject to the terms and conditions herein provided, each of the Parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the directors of WEED and the Hempirical Members, as the case may be, agree to take such actions.

5.9          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, or similar overnight delivery or courier service or delivered (in person or by facsimile) against receipt to the Party to which it is to be given at the address of such Party set forth in Schedule A hereto (or to such other address as the Party shall have furnished in writing in accordance with the provisions of this Section 5.9). Any notices to WEED shall be sent to 4920 N. Post Trail, Tucson, Arizona 85750, addressed to the attention of the President. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a Party’s address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 5.9 shall be deemed given at the time of receipt thereof.

5.10        Parties in Interest. This Agreement will inure to the benefit of and be binding upon the Parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other Person any rights or remedies under or by reason of this Agreement.

5.11        Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.12        Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of the Parties hereto contained in this Agreement will survive the execution and delivery of this Agreement with respect to any representation or warranty for a period of one year.

5.13        Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof.

5.14        Waiver. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

5.15        Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

5.16        No Assignment; Binding Effect. Neither this Agreement nor any right, interest nor obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of, and is enforceable by the Parties hereto and their respective successors and assigns.

5.17        Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Arizona applicable to a contract executed and performed in such State, without giving effect to the conflicts of law principles thereof.

5.18        Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

WEED, INC.

By:
Name:
Title:

HEMPIRICAL GENETICS MEMBERS

By:
Name:
Title:

Schedule A
Names and Address of Hempirial Members

Jeffery Miller, P.O. Box 6244, Huachuca City, AZ 85616

Schedule A-1

Schedule 1.2(b)
Share Issuance Instructions

	Percentage Interest	WEED Shares to be
Hempirical Genetics Member Name	in Hempirical Genetics	received at Closing

Jeffery Miller	100%	1,000,000

Jeffery Miller	100%	1,000,000 shares to be delivered one year after date of closing

Schedule 1.2(b)-1
Schedule 2.2(k)

Property and Assets

HEMPIRICAL GENETICS, LLC – ASSETS LIST – as of May 1, 2022

1. Equipment and Biomass list

2. Strains/Seeds

3. Hemp License Documents

4. Lease

Schedule 2.2(k)
Schedule 2.2(m)

Personnel

Jeffery Miller, P.O. Box 6244, Huachuca City, AZ 85616

Schedule 2.2(m)
Schedule 2.2(n)

Contracts

No outside Contracts are currently entered into by Hempirical Genetics, LLC as of May 2, 2022.